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                                                                      Exhibit 23

                        Consent of Independent Auditors

The Board of Directors
New Hope Communications, Inc.:

We consent to the inclusion of our report dated July 28, 1999, with respect of the balance sheet of New Hope Natural Media (a division of New Hope Communications, Inc.) as of December 31, 1998 and the related statements of operations and owner's deficit, and cash flows for the year then ended, which report appears in the Form 8-K of Penton Media, Inc. dated August 10, 1999.

                                        /s/ KPMG LLP
                                            KPMG LLP

Denver, Colorado
August 10, 1999